Exhibit 5.1
April 9, 1999


MIH Limited
P.O. Box 3186
Road Town, Tortola
British Virgin Islands

Dear Sirs,

MIH Limited


We have been asked as counsel to MIH Limited, a British Virgin Islands company (the "Company") to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of the unissued Class A Ordinary Shares in the Company (the "Shares") to be offered by the Company to members of the general public through certain underwriters. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).


   1. For the purpose of this opinion we have reviewed the following documents:-

   (a) the Registration Statement on Form F-1 provided to us (the
       "Registration Statement") filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Shares;

   (b) (i) the Memorandum and Articles of Association and certificate of incorporation of the Company;

       (ii) the directors' resolutions dated 10 February 1999 authorising the issuance of the Shares;

       (iii) the draft director's resolutions authorising the amending and restating of the Company's Memorandum and Articles (the "Directors' Resolutions") appended hereto; and

       (iv) a Registered Agent's Certificate dated 7th April 1999 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands.

   (c) the public records of the Company as at 4th April 1999 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands.

We have also made such other enquiries and reviewed such matters of law and examined the originals, photocopies, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

3. Based on the foregoing, we are of the opinion that:-

   (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

   (b) subject to the passing in the form or substantially the form appended hereto and the filing at the Companies Registry, Road Town, Tortola of the Directors' Resolutions, the Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and

   (c) subject to the passing in the form or substantially the form appended hereto and the filing at the Companies Registry, Road Town, Tortola of the Directors' Resolutions, the Shares to be offered and sold by the Company have been legally authorised and when sold pursuant to the terms described in the Registration Statement, in conformity with applicable state securities law, pursuant to duly adopted resolutions of the directors of the Company and are paid for at least to the extent of their par value, will be legally issued, fully paid and non-assessable.


In connection with the above opinion, we hereby consent:-

   (a) to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

   (b) to the filing of this opinion as an exhibit to the Registration
       Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.


Yours faithfully
/s/ HARNEY WESTWOOD & RIEGELS

                                  MIH LIMITED
                                (the "Company")
                       An International Business Company



                Written resolutions of the directors pursuant to
                   the Articles of Association of the Company

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WHEREAS by written resolutions dated         199  the Company authorised the
amendment and restating of its memorandum and articles in their entirety; and

WHEREAS by written resolutions dated 23 March 1999 the Company authorised the further amendment of its memorandum; and

WHEREAS it is noted that in both instances, the memorandum did not contain a specific statement to the effect that the Company has no authorised capital; and

WHEREAS the Company now deems it fit to clarify the above course of events and rectify the same; and

WHEREAS it is therefore deemed fit and in the best interests of the Company that the Memorandum and Articles of Association be amended and restated in its entirety

RESOLVED:

1. That the Memorandum and Articles of Association of the Company be and is hereby amended and restated in its entirety in terms of the Memorandum and Articles of Association annexed hereto.

2. That in all other respects the resolutions dated         199  and 23 March
   1999 remain unchanged.

3. That the registered agent of the Company be and is hereby authorised to file the amended and restated Memorandum and Articles of Association approved by these resolutions with the Registrar of Companies in the British Virgin Islands in substitution for the existing Memorandum and Articles of Association of the Company.

Dated this ____ day of April 1999





--------------------------  -------------------------  -------------------------
T Vosloo                    VG Bray                    S Pacak
Director                    Director                   Director



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LR Penfold                  A Rosenzweig               JP Bekker
Director                    Director                   Director



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JHW Hawinkels               SG Oldfield                JDT Stofberg
Director                    Director                   Director